UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 15, 2008

Lehman Brothers Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9466

13-3216325

(Commission File Number)

(IRS Employer Identification No.)

745 Seventh Avenue

New York, New York

10019

(Address of Principal Executive Offices)

(Zip Code)

(212) 526-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

             At the Annual Meeting of Stockholders of Lehman Brothers Holdings Inc. (the “Registrant”) held on April 15, 2008, the Registrant’s stockholders approved an amendment to the Registrant’s 2005 Stock Incentive Plan (the “2005 SIP”) to increase the number of shares of the Registrant’s Common Stock, par value $.10 per share, with respect to which awards may be granted under the plan by 50 million shares.  For a description of the terms and conditions of the 2005 SIP, see “Description of the 2005 SIP (as Proposed to be Amended)” under “Proposal 3—Amendment to the 2005 Stock Incentive Plan” in the Registrant’s Definitive Proxy Statement for its 2008 Annual Meeting of Stockholders, which description is incorporated herein by reference.  A copy of the 2005 SIP (as amended) is also filed as Appendix B to the Registrant’s Definitive Proxy Statement for its 2008 Annual Meeting of Stockholders.

             In addition, at the Registrant’s 2008 Annual Meeting of Stockholders, the Registrant’s stockholders approved the adoption of the Registrant’s Executive Incentive Compensation Plan (formerly named the Short-Term Executive Compensation Plan), as amended (the “EICP”).  For a description of the terms and conditions of the EICP, see “Summary of the EICP” and “Summary of Amendments” under “Proposal 4—Approval of the Executive Incentive Compensation Plan (Formerly Named the Short-Term Executive Compensation Plan), as Amended” in the Registrant’s Definitive Proxy Statement for its 2008 Annual Meeting of Stockholders, which description is incorporated herein by reference.  A copy of the EICP is also filed as Appendix C to the Registrant’s Definitive Proxy Statement for its 2008 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

Date:   April 18, 2008

By: /s/ James J. Killerlane III

     Name:

James J. Killerlane III

     Title:

Vice President and

Assistant Secretary